Exhibit 2.1


                         AGREEMENT AND PLAN OF MERGER


      AGREEMENT AND PLAN OF MERGER (this "Agreement"), entered into this 23rd day of October, 1998, by and among TADEO HOLDINGS, INC., a Delaware corporation ("Tadeo"), having its principal offices at 42705 Grand River Avenue - Suite 20, Novi, Michigan 48375, ASTRATEK ACQUISITION CORP., a New York corporation ("Mergerco"), having its principal offices at c/o Nixon, Hargrave, Devans & Doyle llp, 437 Madison Avenue, New York, New York 10022 ("Nixon Hargrave"); ASTRATEK, INC., a New York corporation, having its principal offices at 5 Hanover Square, New York, New York 10004 (the "Company"); and ALEXANDER KALPAXIS ("Kalpaxis"), ROBERT RUBIN ("Rubin") and THE RUBIN FAMILY IRREVOCABLE STOCK TRUST U/A DATED April 30, 1997 (the "Trust"). Kalpaxis, Rubin and the Trust are hereinafter individually referred to as a "Principal Stockholder" and collectively as the "Principal Stockholders".

                             W I T N E S S E T H:
                             - - - - - - - - - -

      WHEREAS, Kalpaxis, Rubin and the Trust are the record and beneficial owners of 100% of the issued and outstanding shares of the common stock of the Company, $.001 par value (the "Common Stock") and there are (a) no outstanding options and warrants to purchase Common Stock, (b) no convertible notes, convertible debentures, shares of convertible preferred stock or other securities convertible into shares of Common Stock, and (c) no other rights and privileges to receive or acquire shares of Common Stock (collectively, the "Fully Diluted Equity");

      WHEREAS, Mergerco is a direct wholly-owned subsidiary of Tadeo, which has been formed for the purpose of merging with and into the Company, and thereby enabling Tadeo to acquire all of the shares of capital stock of the Company as shall represent the Fully Diluted Equity of the Company as at the effective date of the Merger (hereinafter, referred to as the "Stock") pursuant to the Merger hereinafter provided for; and

      WHEREAS, the Principal Stockholders, the Board of Directors of the Company, the Board of Directors of Mergerco and Tadeo, as the sole stockholder of Mergerco, have all authorized and approved the Merger and the consummation of the other transactions contemplated by this Agreement, all on the terms and subject to the conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereby covenant and agree as follows:

      1.  THE MERGER.
            ----------

            1.1   The Merger.  At the time of the Closing on the Closing  Date
                  ----------
(as such terms are hereinafter defined) and in accordance with the provisions of this Agreement and the applicable provisions of the New York Business Corporation Law Act ("New York Law"), Mergerco shall be merged with and into the Company (the "Merger") in accordance with the terms and conditions of this Agreement and a certificate of merger in substantially the form of Exhibit A annexed hereto (the "Articles of
                                      ---------
Merger"), with the Company as the surviving corporation of such Merger (the Company being hereinafter sometimes referred to as the "Surviving Corporation"). Thereupon, the separate existence of Mergerco shall cease, and the Company, as the Surviving Corporation, shall continue its corporate existence under New York Law under its current name, Astratek, Inc.

            1.2   Effectiveness  of the Merger.  As soon as  practicable  upon
                  ----------------------------
or after the satisfaction or waiver of the conditions precedent set forth in Sections 8 and 9 below, Mergerco and the Company will execute the Articles of
         -------
Merger (subject to such revisions as to form (but not substance) as may be required by the relevant provisions of New York Law), and shall file or cause to be filed such Articles of Merger with the Secretary of State of New York; and the Merger shall become effective as of the date of the filing of such Certificate of Merger, which shall occur on the "Closing Date" (as hereinafter defined), and the Closing shall be deemed to occur as of such Closing Date in accordance with Section 9 hereof.
                                ---------

            1.3   Effect  of  the  Merger.   Upon  the  effectiveness  of  the
                  -----------------------
Merger: (a) the Surviving Corporation shall own and possess all assets and property of every kind and description, and every interest therein, wherever located, and all rights, privileges, immunities, powers, franchises and authority of a public as well as of a private nature, of each of Mergerco and the Company (the "Constituent Corporations"), and all obligations owed to, belonging to or due to each of the Constituent Corporations, all of which shall be vested in the Surviving Corporation pursuant to New York Law without further act or deed, and (b) the Surviving Corporation shall be liable for all claims, liabilities and obligations of the Constituent Corporations, all of which shall become and remain the obligations of the Surviving Corporation pursuant to New York Law without further act or deed.

            1.4   Surviving   Corporation.   Upon  the  effectiveness  of  the
                  -----------------------
Merger, the Articles of Incorporation, By-Laws, directors and officers of the Surviving Corporation shall be identical to those of Mergerco as in effect immediately prior to the effectiveness of the Merger.

            1.5   Status and  Conversion  of  Securities.  At the Closing Date
                  --------------------------------------
and upon the effectiveness of the Merger:

                  (a) Mergerco  Stock.   Each  share  of  capital  stock  of
                      ---------------
Mergerco outstanding immediately prior to the effectiveness of the Merger shall be converted into and shall become one (1) share of common stock of the Surviving Corporation; and

                  (b) Treatment of Fully Diluted Equity.   Each   share   of
                      ---------------------------------
the Stock outstanding immediately prior to the effectiveness of the Merger, representing the Fully Diluted Equity of the Company, shall be canceled and extinguished and converted into the right to receive a proportionate amount of the Merger Consideration payable pursuant to Section 2 below.

Such Merger Consideration shall be paid and delivered to the holders of the outstanding Stock upon:

                  (A) surrender to the Surviving Corporation of the certificates representing such shares of outstanding Stock (all of which shall be delivered free and clear of any and all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever, except any restrictions which may be created by operation of state or federal securities laws) at the time and place of the Closing as provided in Section 9 below; and
                                                ---------

                  (B) delivery to the Surviving Corporation and Tadeo by the subject holder of Stock of an appropriate letter confirming
                  (w) such holder's ownership of his or her Stock free and clear as aforesaid (which representation and warranty shall survive the Closing), (x) such information regarding such holder and his background and financial status as may reasonably be requested by Tadeo, (y) such holder's investment intent with respect to the Tadeo Securities being received by such holder pursuant to Section 2 below and (z) such other representations with respect to the holder's status as an affiliate of Tadeo post-closing and the transfer restrictions applicable to such Tadeo Securities under Rule 144 and 145 as promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

            1.6 Books and Records. On the Closing Date, the Company shall deliver to Tadeo all of the stock books, records and minute books of the Company, all financial and accounting books and records of the Company, and all referral, client, customer and sales records of the Company.

      2.     MERGER CONSIDERATION.
             --------------------

      On consummation of the Merger, the record owners of all outstanding Fully Diluted Equity of the Company shall receive an aggregate of Two Million Two Hundred Ninety-Four Thousand Nine Hundred (2,294,900) shares of Common Stock, $.001 per value, of Tadeo (the "Tadeo Securities"), in such allocations as are set forth on Attachment I hereto [absent any action to perfect dissenter's rights, in which case the allocation of Merger Consideration (as hereinafter defined) shall be in compliance with New York law]. The Tadeo Securities is hereinafter sometimes referred to as the "Merger Consideration."

      3.    REPRESENTATIONS AND WARRANTIES OF THE
            COMPANY AND THE PRINCIPAL STOCKHOLDERS.
            --------------------------------------

            The Company and the Principal Stockholders hereby represent and warrant to Mergerco and Tadeo as follows; provided, that Tadeo and Mergerco
                                            --------
acknowledge that: (i) the representations and warranties of the Company and Kalpaxis are joint and several; (ii) the representations and warranties of each Principal Stockholder, other than Kalpaxis, are limited to those specific representations and warranties set forth in Section 3.1, Section 3.2(b), and Section 3.27 below, with respect to the Stock ownership, ownership of Tadeo Common Stock and knowledge of each such Principal Stockholder; (iii) the representations and warranties of Rubin and the Trust are made severally and not jointly and severally with Kalpaxis, but the representations and warranties of Rubin and the Trust are made jointly and severally; and (iv) while the Principal Stockholders, other than Kalpaxis, are not liable, joint and several, for the representations and warranties of the Company, the Company itself is liable, jointly and severally, for the representations and warranties of the Principal Stockholders; provided, that the Company shall not be liable for any representations made by Rubin and the Trust under Section 3.27.

            3.1   Ownership of the Stock.
                  ----------------------

                  (a) The number of shares of outstanding Stock, the record owners thereof, and the record addresses and social security number or tax identification number of each of the Principal Stockholders, are as set forth on Schedule 3.1 annexed hereto. Each Principal Stockholder is the legal and
   ------------
beneficial owner of his or its shares of the Stock, free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever, except any restrictions which may be created by operation of state or federal securities laws.

                  (b) Schedule  3.1  accurately  sets  forth  the  number of
shares  of  Stock  owned  of  record  and   beneficially   by  each  Principal
Stockholder, and all of the Stock of each Principal Stockholder has been duly authorized and validly issued, and is fully paid and non-assessable.

            3.2   Valid and Binding Agreement.
                  ---------------------------

                  (a) The  execution,   delivery  and  performance  of  this
Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company have been duly and validly authorized by the Board of Directors of the Company and the Principal Stockholders. The Company has the full legal right, power and authority to execute and deliver this Agreement and, upon obtaining necessary shareholder approval, will have the full power and authority to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company and the Principal Stockholders in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

                  (b) Each Principal Stockholder has full legal right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and, when executed and delivered by such Principal

Stockholder, the Confidentiality Agreement, Employment Agreement, and the Stockholder Agreement (as such terms are hereinafter defined), constitutes and will constitute the legal, valid and binding obligations of such Principal Stockholder, enforceable against such Principal Stockholder in accordance with their respective terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

            3.3   Organization, Good Standing and Qualification.
                  ---------------------------------------------

                  (a) The Company: (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of New York; (ii) has all necessary corporate power and authority to carry on its business and to own, lease and operate its properties; and (iii) is not required, by the nature of its properties or business, to be qualified to do business as a foreign corporation in any other foreign jurisdiction in which the failure to be so qualified would have a material adverse effect on the Company or its business or financial condition.

                  (b) The Company has no subsidiary corporations.

                  (c) True  and   complete   copies  of  the   Articles   of
Incorporation and By-Laws of the Company (including all amendments thereto), and a correct and complete list of the officers and directors of the Company, are annexed hereto as Schedule 3.3.

            3.4   Capital Structure; Stock Ownership.
                  ----------------------------------

                  (a) The authorized and outstanding shares of capital stock of the Company, and the record owners of such shares of capital stock, and all outstanding options, warrants and other securities convertible, exchangeable or exercisable for shares of common stock of the Company are as set forth on Schedule 3.4 annexed hereto. Other than as set forth on
Schedule 3.4, no other shares of capital stock of the Company are issued or outstanding.

                  (b) Except as set forth in Schedule 3.4 annexed hereto (all of which agreements and commitments will be terminated and canceled as of the Closing Date, without any payment by the Company), there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or calls, demands or commitments: (i) obligating the Company to issue, transfer or purchase any shares of its capital stock, or
(ii) obligating the Principal Stockholders or, to the best of the knowledge of the Company and Kalpaxis, any other stockholder of the Company to transfer any shares of the Stock owned by such stockholder. Other than in respect of the stock purchase rights described in Schedule 3.4 (all of which shall be terminated and canceled as of the Closing Date, without any payment by the Company), no shares of capital stock of the Company are reserved for issuance pursuant to stock options, warrants, agreements or other rights to purchase capital stock.

            3.5   Investments.  Except  as set  forth  on  Schedule  3.5,  the
                  -----------
Company does not own, directly or indirectly, any stock or other equity securities of any corporation or entity, or have any direct or indirect equity or ownership interest in any person, firm, partnership, corporation, venture or business other than the business conducted by the Company.

            3.6   Financial Information.
                  ---------------------

                  (a) The  Company  has   furnished  to  Tadeo  the  audited
financial statements of the Company as at April 30, 1998 and for the fiscal year then ended, including balance sheets, statements of operations, statements of stockholders' equity, and statements of cash flow, as reported on by Feldman, Sherb & Ehrlich (the "Audited Financial Statements"). The Company has also furnished to Tadeo the unaudited financial statements of the Company as at August 31, 1998 consisting of balance sheets at August 31, 1998, and a statement of operations and a statement of cash flow for the five months ended August 31, 1998 (the "Unaudited Financial Statements"). Such Audited Financial Statements and Unaudited Financial Statements are herein collectively referred to as the "Financial Statements".

                  (b) Except as provided in Schedule  3.6(b),  the Financial
Statements: (i) are complete and correct in all material respects and present fairly the financial position of the Company as of the dates thereof and for the periods reflected therein, and (except as indicated in the financial statements or notes thereto) all in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis; (ii) make full and adequate provision, in accordance with generally accepted accounting principles, for the various assets and liabilities of the Company and provide the results of its operations and transactions in its accounts, as of the dates and for the periods referred to therein; (iii) reflect only assets and liabilities and results of operations and transactions of the Company, and do not include or reflect any assets, liabilities or transactions of any corporation or entity except the Company; and (iv) were prepared from the books and records of the Company which accurately and consistently reflect all transactions to which the Company was and is a party; provided, that the Unaudited Financial Statements omit footnote disclosures required under GAAP and are subject to fiscal year end audit adjustments which would not, individually or in the aggregate, be material.

                  (c) Except  as  expressly   set  forth  in  the  Financial
Statements and/or in the Schedules to this Agreement, or arising in the normal course of the Company's business since April 30, 1998, to the best knowledge of the Company and Kalpaxis there are, as at the date hereof, no liabilities or obligations (including, without limitation, any tax liabilities or accruals) of the Company, including any contingent liabilities, that are, in the aggregate, material.

                  (d) The Company has furnished to Tadeo: (i) an aging schedule of accounts receivable and accounts payable of the Company as at August 31, 1998; (ii) a list of the outstanding principal balance of and
approximate   accrued  interest  on  all  indebtedness  (other  than  accounts payable),  loans  and/or  notes  payable of the Company as of August 31, 1998;
(iii) a list of any leasehold or other contractual obligations of the Company to the Principal Stockholders, any other stockholder of the Company, and/or any of their respective Affiliates on the date hereof; (iv) a list of all obligations of the Company guaranteed by the Principal Stockholders, any other stockholder of the Company and/or any of their respective Affiliates on the date hereof, and the terms of such guarantees; (v) a list reflecting the nature and amount of all obligations owed to the Company on the date hereof by the Principal Stockholders, any other stockholder of the Company, and/or any of their respective Affiliates; and (vi) a list reflecting the nature and amount of all obligations owed by the Company on the date hereof to the Principal Stockholders, any other stockholder of the Company, and/or any of their respective Affiliates. Wherever used in this Agreement, the term "Affiliate" means, as respects any person or entity, any other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first person or entity.

            3.7   Certain  Adverse  Changes.  The parties  hereto  acknowledge
                  -------------------------
that, since April 30, 1998, there has been material and adverse changes in the financial condition, operations or business of the Company from that shown in the Financial Statements. Except as and to the extent described in
Schedule 3.7 annexed hereto (which Schedule may make reference to any other Schedule hereto or to any other document(s) referred to in this Agreement which has heretofore been delivered to Mergerco), since April 30, 1998, the business of the Company has continued to be operated only in the ordinary course, and there has not been:

                  (a) Any damage,  destruction or loss,  whether  covered by
insurance  or  not,   materially   and   adversely   affecting  the  business,
operations, assets, properties, financial condition or prospects of the Company; or

                  (b) Any declaration, setting aside or payment of any dividend or other distribution with respect to the Stock, any other payment of any kind by the Company to any of its stockholders or any of their respective Affiliates outside of the ordinary course of business, any forgiveness of any debt or obligation owed to the Company by any of its stockholders or any of their respective Affiliates, or any direct or indirect redemption, purchase or other acquisition by the Company of any capital stock of the Company.

            3.8   Tax Returns and Tax Audits.
                  --------------------------

                  (a) Except as and to the extent  disclosed in Schedule 3.8 annexed hereto: (i) on the date hereof and on the Closing Date, all federal, state and local tax returns and tax reports required to be filed by the Company on or before the date of this Agreement or the Closing Date, as the case may be, have been and will have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports
are  required  to  be  filed;  (ii) all  federal,   state  and  local  income,
franchise, sales, use, property, excise and other taxes (including interest and penalties and including estimated tax installments where required to be filed and paid) due from or with respect to the Company as of the date hereof and as of the Closing Date have been and will have been fully paid, and appropriate accruals shall have been made on the Company's books for taxes not yet due and payable; (iii) as of the Closing Date, all taxes and other assessments and levies which the Company is required by law to withhold or to collect on or before the Closing Date will have been duly withheld and
collected,   and  will  have  been  paid  over  to  the  proper   governmental
authorities  to the extent due and payable on or before the Closing Date;  and
(iv) there are no outstanding or pending claims, deficiencies or assessments for taxes, interest or penalties with respect to any taxable period of the Company. At and after the Closing Date, the Company will have no liability for any federal, state or local income tax with respect to any taxable period ending on or before the Closing Date, except as and to the extent disclosed in Schedule 3.8.

                  (b) There are no audits pending with respect to any federal, state or local tax returns of the Company, and no waivers of statutes of limitations have been given or requested with respect to any tax years or tax filings of the Company.

            3.9   Personal  Property;  Liens.  Except as  provided in Schedule
                  --------------------------
3.9 annexed hereto, the Company has and owns good and marketable title to all of its tangible personal property, including therein all software, software developments and related technology, free and clear of all liens, pledges, claims, security interests and encumbrances whatsoever, except for:
(a) liens securing the Company's indebtedness for money borrowed as reflected in the Financial Statements, pursuant to the security agreements listed in
Schedule 3.9 annexed hereto; (b) liens securing the deferred purchase price of machinery, equipment, vehicles and/or other personal property, as indicated on Schedule 3.9; and (c) liens for current taxes not yet due and payable or which are being contested in good faith by appropriate proceedings. All material items of machinery, equipment, vehicles and other personal property owned or leased by the Company are listed in Schedule 3.9 annexed hereto, and, except as and to the extent disclosed in Schedule 3.9, all of such personal property are in good operating condition and repair (reasonable wear and tear excepted) and are adequate for their use in the Company's business as presently conducted.

            3.10  Real Property.
                  -------------

                  (a) The Company neither owns nor has any interest of any kind (whether ownership, lease or otherwise) in any real property except to the extent of the Company's leasehold interests under the leases for its business premises, true and complete copies of which leases (including all amendments thereto) are annexed hereto as Schedule 3.10 (the "Leases").

                  (b) The Company is presently in compliance with all of its obligations under the Leases, and the premises leased thereunder are in good condition (reasonable wear and tear excepted) and are adequate for the operation of the Company's business as presently conducted.

            3.11  Accounts  Receivable.  All accounts  receivable  shown
                     --------------------
on the balance sheet as of April 30, 1998 included in the Financial Statements (the "Balance Sheet"), and all accounts receivable thereafter created or acquired by the Company prior to the Closing Date, (a) have arisen or will arise in the ordinary course of the Company's business, (b) are and will be subject to no counterclaims, set-offs, allowances or discounts of any kind, except to the extent of the allowance for doubtful accounts as of April 30, 1998 reflected in the Balance Sheet, and (c) have been, are and will be valid and collectible in the ordinary course of business within six (6) months after the Closing Date (subject to the aforesaid allowance for doubtful accounts), without necessity of instituting any legal proceedings for collection.

            3.12  Inventories.  Except  as set forth on  Schedule  3.12,
                  -----------
all supplies and other inventories shown on the Balance Sheet, and all inventories thereafter acquired by the Company prior to the Closing Date, have been and will be valued at the lower of cost or market, and consisted and will consist of items which are of a quality and quantity which are useable in the ordinary course of the Company's business.

            3.13  Insurance  Policies.   Schedule  3.13  annexed  hereto
                  -------------------
contains a true and correct schedule of all insurance coverage's held by the Company concerning its business and properties (including but not limited to professional liability insurance).

            3.14  Permits  and  Licenses.   The  Company  possesses  all
                  ----------------------
permits, licenses and/or franchises, from whatever governmental authorities or agencies (domestic and/or foreign) requiring the same and having jurisdiction over the Company, which are necessary in order to operate its business in the manner presently conducted, all of which permits, licenses and/or franchises are valid, current and in full force and effect; and none of such permits, licenses or franchises will be voided, revoked or terminated, or voidable, revocable or terminable, upon and by reason of the Merger and the change of ownership of the Company pursuant to this Agreement.

            3.15  Contracts and Commitments.
                  -------------------------

                  (a) Schedule  3.15  annexed   hereto  lists  all  material
contracts, leases, commitments, technology agreements, software development agreements, software licenses, indentures and other agreements to which the Company is a party (collectively, "Material Contracts"), except that Schedule
3.15 need not list any such agreement that is listed on any other Schedule hereto, or was entered into in the ordinary course of the business of the Company and that, in any case: (i) is for the purchase of supplies or other inventory items in the ordinary course of business; (ii) is related to the purchase or lease of any capital asset involving aggregate payments of less than $5,000 per annum; or (iii) may be terminated without penalty, premium or liability by the Company on not more than thirty (30) days' prior written notice; provided, however, that Schedule 3.15 shall list all technology agreements, software development agreements and software licenses involving the Company or any Affiliate, regardless of the duration thereof or the amount of payments called for or required thereunder.

                  (b) Except  as  set  forth  in  Schedule   3.15:   (i) all
Material Contracts are in full force and effect; (ii) the Company is in compliance with all of its obligations under the Material Contracts, and has not received any written notice that any Material Contract is in breach or default or is now subject to any condition or event which has occurred and which, after notice or lapse of time or both, would constitute a default by any party under any such contract, lease, agreement or commitment; and
(iii) none of the Material Contracts will be voided, revoked or terminated, or voidable, revocable or terminable, upon and by reason of the Merger and the change of ownership of the Company pursuant to this Agreement.

                  (c) No purchase commitment by the Company is in excess of the normal, ordinary and usual requirements of the business of the Company.

                  (d) Except as set forth in Schedule 3.15, the Company does not have any outstanding contracts with or commitments to officers, employees, technicians, agents, consultants or advisors that are not cancelable by the Company without penalty, premium or liability (for severance or otherwise) on less than thirty (30) days' prior written notice.

                  (e) There is no outstanding power of attorney granted by the Company to any person, firm or corporation for any purpose whatsoever.

            3.16  Customers  and   Suppliers.   None  of  the  Principal
                  --------------------------
Stockholders has any knowledge of, and the Company does not have any knowledge of, nor has it received any written notice of, any existing, announced or anticipated changes in the policies of any material clients, customers or suppliers of the Company which will materially adversely affect the business presently being conducted by the Company.

            3.17  Labor, Benefit and Employment Agreements.
                  ----------------------------------------

                  (a) Except as set forth in Schedule 3.17 annexed hereto, the Company is not a party to (i) any collective bargaining agreement or other labor agreement, or (ii) any agreement with respect to the employment or compensation of any non-hourly and/or non-union employee(s). Schedule
3.17 sets forth the amount of all compensation or remuneration (including any discretionary bonuses) paid or to be paid by the Company during the fiscal year ended April 30, 1998 and during the two months ended June 30, 1998 to employees or consultants who presently receive aggregate compensation or remuneration at an annual rate in excess of $25,000.

                  No union is now certified or, to the best of the knowledge of the Company and Kalpaxis, claims to be certified as a collective bargaining agent to represent any employees of the Company, and there are no labor disputes existing or, to the best of the knowledge of the Company or Kalpaxis, threatened, involving strikes, slowdowns, work stoppages, job actions or lockouts of any employees of the Company.

                  (b) Except as set forth on Schedule 3.17, there are no unfair labor practice charges or petitions for election pending or being litigated before the National Labor Relations Board or any other federal or state labor commission relating to any employees of the Company. The Company has not received any written notice of any actual or alleged violation of any law, regulation, order or contract term affecting the collective bargaining rights of employees, equal opportunity in employment, or employee health, safety, welfare, or wages and hours.

                  (c) With respect to any "multiemployer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) to which the Company has at any time been required to make contributions, the Company has not, at any time, suffered or caused any "complete withdrawal" or "partial withdrawal" (as such terms are respectively defined in Sections 4203 and 4205 of ERISA) therefrom on its part.

                  (d) Except as disclosed on Schedule 3.17, the Company does not maintain, or have any liabilities or obligations of any kind with respect to, any bonus, deferred compensation, pension, profit sharing, retirement or other such benefit plan, and does not have any potential or contingent liability in respect of any actions or transactions relating to any such plan other than to make contributions thereto if, as and when due in respect of periods subsequent to the date hereof. Without limitation of the foregoing, (i) the Company has made all required contributions to or in respect of any and all such benefit plans, (ii) no "accumulated funding deficiency" (as defined in Section 412 of the Internal Revenue Code of 1986, as amended (the "Code")) has been incurred in respect of any of such benefit plans, and the present value of all vested accrued benefits thereunder does not, on the date hereof, exceed the assets of any such plan allocable to the vested accrued benefits thereunder, (iii) there has been no "prohibited transaction" (as defined in Section 4975 of the Code) with respect to any such plan, and no transaction which could give rise to any tax or penalty under Section 4975 of the Code or Section 502 of ERISA, and (iv) there has been no "reportable event" (within the meaning of Section 4043(b) of ERISA) with respect to any such plan. All of such plans which constitute, are intended to constitute, or have been treated by the Company as "employee pension benefit plans" or other plans within Section 3 of ERISA have been determined by the Internal Revenue Service to be "qualified" under Section 401(a) of the Code, and have been administered and are in compliance with ERISA and the Code; and the Principal Stockholders have no knowledge of any state of facts, conditions or occurrences such as would impair the "qualified" status of any of such plans.

                  (e) Except  for the  group  insurance  programs  listed in
Schedule 3.17, the Company does not maintain any medical, health, life or other employee benefit insurance programs or any welfare plans (within the meaning of Section 3(1) of ERISA) for the benefit of any current of former employees, and, except as required by law, the Company has no liability, fixed or contingent, for health or medical benefits to any former employee.

            3.18  No Breach of Statute, Decree or Other Instrument.
                  ------------------------------------------------

                  (a) Except as set forth in Schedule  3.18 annexed  hereto:
(i) neither the execution and delivery of this Agreement by the Company and/or the Principal Stockholders, nor the performance of or compliance with the terms and provisions of this Agreement on the part of the Company and/or the Principal Stockholders, will violate or conflict with any term of the Articles of Incorporation or By-Laws of the Company or any statute, law, rule or regulation of any governmental authority affecting the existing business of the Company, or will at the Closing Date conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions
of  any  judgment,   order,  award,  injunction,   decree,  contract,   lease,
agreement, indenture or other instrument to which the Company or the Principal Stockholders is a party or by which the Company or the Principal Stockholders is bound; (ii) no consent, authorization or approval of or filing with any governmental authority or agency, or any third party, will be required on the part of the Company or the Principal Stockholders in connection with the consummation of the transactions contemplated hereby; and
(iii) the Company will not be required, whether by law, regulation or administrative practice, to reapply for or refile to obtain any of the licenses, permits or other authorizations presently held by the Company and required for the operation of its business as conducted on the date hereof.

                  (b) In connection with and as respects the Merger, the Company and each Principal Stockholder of the Company has waived any and all rights which it, he or she may have (by way of right of first refusal, right of first offer, or otherwise) to purchase any of the Stock by reason of the proposed disposition thereof by any Principal Stockholder pursuant to the Merger.

            3.19  Compliance with Laws.
                  --------------------

                  (a) Except as set forth on Schedule 3.19, to the best knowledge of the Company and Kalpaxis, the Company has not, at any time since inception of the Company, (i) handled, stored, generated, processed or disposed of any hazardous substances in violation of any federal, state or local environmental laws or regulations, (ii) otherwise committed any material violation of any federal, state or local environmental laws or regulations (including, without limitation, the provisions of the Environmental Protection Act and other applicable environmental statutes and regulations) or any material violation of the Occupational Safety and Health Act, or (iii) been in material violation of any requirements of its insurance carriers from time to time.

                  (b) Except as set forth on Schedule 3.19, neither the Company nor any of its current officers has received any written notice of default or violation, nor, to the best knowledge of the Company and Kalpaxis, is the Company in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, relating to any aspect of the Company's business, affairs, properties or assets. Neither the Company nor any of its current officers has received written notice of, been charged with, or is under investigation with respect to, any violation of any provision of any federal, state, local, municipal or other law or administrative rule or regulation, domestic or foreign, relating to any aspect of the Company's business, affairs, properties or assets, which violation would have a material adverse effect on the Company, its business or any material portion of its assets.

                  (c) Schedule 3.19 sets forth the date(s) of the last known audits or inspections (if any) of the Company conducted by or on behalf of the Environmental Protection Agency, the Occupational Safety and Health Administration, and any other governmental and/or quasi-governmental agency (federal, state and/or local).

            3.20  Litigation.  Except  as  disclosed  in  Schedule  3.20
                  ----------
annexed   hereto,   there  is  no  suit,   action,   arbitration,   or  legal,
administrative or other proceeding, or governmental investigation (including, without limitation, any claim alleging the invalidity, infringement or interference of any patent, patent application, or rights thereunder owned or licensed by the Company) pending, or to the best knowledge of the Company and Kalpaxis, threatened, by or against the Company or any of its assets or properties. Except as disclosed in Schedule 3.20 annexed hereto, the Company and Kalpaxis are not aware of any state of facts, events, conditions or occurrences which might properly constitute grounds for or
the  basis  of  any  meritorious  suit,  action,   arbitration,   proceeding  or
investigation against or with respect to the Company.

            3.21  Patents,   Licenses  and  Trademarks.   Schedule  3.21
                  ------------------------------------
annexed hereto correctly sets forth a list and brief description of the nature and ownership of: (a) all patents, patent applications, copyright registrations and applications, registered trade names, and trademark registrations and applications, both domestic and foreign, which are presently owned, filed or held by the Company and/or any of its directors, officers, stockholders, employees, or independent contractors and which in any way relate to or are used in the business of the Company; (b) all licenses, both domestic and foreign, which are owned or controlled by the Company and/or any of its directors, officers, stockholders, employees, or independent contractors and which in any way relate to or are used in the business of the Company; and (c) all franchises, licenses and/or similar arrangements granted to the Company by others and/or to others by the Company. None of the patents, patent applications, copyright registrations or applications, registered trade names, trademark registrations or applications, franchises, licenses or other arrangements set forth or required to be set forth in Schedule 3.21 is subject to any pending challenge, or threatened challenge known to the Company or Kalpaxis.

            3.22  Transactions  with Affiliates.  Except as disclosed on
                  -----------------------------
Schedule 3.22, no material asset employed in the business of the Company is owned by, leased from or leased to any of the stockholders of the Company, any of their respective Affiliates, members of their families or any partnership, corporation or trust for their benefit, or any other officer, director, employee, or independent contractors of the Company or any Affiliate of the Company.

            3.23  Bank  Accounts.  Annexed  hereto as Schedule 3.23 is a
                  --------------
correct and complete list of all bank accounts and safe deposit boxes maintained by or on behalf of the Company, with indication of all persons having signatory, access or other authority with respect thereto.

            3.24  Schedules  Incorporated  by  Reference.  The making of
                  --------------------------------------
any recitation in any Schedule hereto shall be deemed to constitute a representation and warranty that such recitation is an accurate statement and disclosure of the information required by the corresponding Section(s) of this Agreement, as, to the extent, and subject to the qualifications and limitations, set forth in such corresponding Section(s).

            3.25  Disclosure  to  Stockholders.   The  Company  has,  or
                  ----------------------------
prior to the Closing Date will have, provided to all holders of shares of capital stock of the Company a full and fair description of all material terms and conditions of the Merger and all other material transactions contemplated by this Agreement, and have made available to all holders of Company capital stock (a) the reports of Tadeo described in Section 4.5 below, (b) true and complete copies of this Agreement and all of the Exhibits hereto, and (c) a true and complete copy of Section 910 of the New York Law (relating to rights of dissenters in a Merger under New York Law); and each holder of capital stock has had a full and fair opportunity to keep a copy of such reports and documents and review same to his or her satisfaction.

            3.26  Disclosure  and Duty of  Inquiry.  Neither  Tadeo  nor
                  --------------------------------
Mergerco is or will be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by the Company and the Principal Stockholders in this Agreement.

            3.27  Ownership of Tadeo Common  Stock or Other Securities.  None
                  -----------------------------------------------------
of (i) the Company, (ii) any individual Principal Stockholder, (iii) the Principal Stockholders taken together, or (iv) the Company and the Principal Stockholders, taken together, either individually or in the aggregate own of record or beneficially (as determined in accordance with the definitions provided under Regulation 13d-3 promulgated under the Exchange Act) five (5%) percent or more of the outstanding Common Stock of Tadeo (the "Percentage") on the date hereof, and such ownership by any of such persons and groups will not equal or exceed the Percentage on the Closing Date.

      4.  REPRESENTATIONS AND WARRANTIES OF MERGERCO AND TADEO.
          ----------------------------------------------------

            Mergerco and Tadeo hereby jointly and severally represent and warrant to the Company and the Principal Stockholders, as follows:

            4.1   Organization,  Good  Standing  and  Qualification.  Each  of
                  -------------------------------------------------
Mergerco and Tadeo is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

            4.2   Authorization  of  Agreement.  The  execution,  delivery and
                  ----------------------------
performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by Mergerco and Tadeo have been duly and validly authorized by the Board of Directors and sole stockholder of Mergerco, and by the Board of Directors of Tadeo; and Mergerco and Tadeo have the full legal right, power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder, and to consummate the transactions contemplated hereby. No further corporate authorization is necessary on the part of Mergerco or Tadeo to consummate the transactions contemplated hereby.

            4.3   Valid and  Binding  Agreement.  This  Agreement  constitutes
                  -----------------------------
the legal, valid and binding obligation of Mergerco and Tadeo, enforceable against Mergerco and Tadeo in accordance with its terms, and this Agreement, constitutes and will constitute the legal, valid and binding obligations of the Surviving Corporation and Tadeo (as the case may be), enforceable against the Surviving Corporation and Tadeo in accordance with their respective terms, except, in each case, to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

            4.4   No Breach of  Statute or  Contract.  Neither  the  execution
                  ----------------------------------
and delivery of this Agreement by Mergerco or Tadeo, nor compliance with the terms and provisions of this Agreement on the part of Mergerco or Tadeo, will: (a) violate any statute or regulation of any governmental authority, domestic or foreign, affecting Mergerco or Tadeo; (b) require the issuance of any authorization, license, consent or approval of any federal or state governmental agency; or (c) conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, note, indenture, loan agreement or other agreement or instrument to which Mergerco or Tadeo is a party, or by which Mergerco or Tadeo is bound, or constitute a default thereunder.

            4.5   Capitalization of Tadeo.
                  -----------------------

                  Tadeo is (i) authorized to issue 100,000,000 shares of Common Stock, $.0001 par value per share ("Tadeo Common Stock") and 10,000,000 shares of Preferred Stock (the "Preferred Stock"), of which no shares of Series A preferred stock, $.01 par value per share ("Series A Preferred Stock") are outstanding and 1,000,000 shares of Series B Preferred Stock, $.01 par value per share ("Series B Preferred Stock") are outstanding;
(ii) 11,507,603 shares of Tadeo Common Stock were issued and outstanding at October 1, 1998; (iii) 500,000 shares of Tadeo Common Stock are reserved for issuance pursuant to Tadeo's Employee Incentive Stock Option Plan, of which approximately 225,833 options are available for grant; (iv) 300,000 stock options were reserved for non-employee directors under the Non-employee Director Stock Option Plan, of which 60,000 options are outstanding; (v) additional options and warrants to purchase no more than an aggregate of 3,229,867 shares of Tadeo Common Stock were issued and outstanding at October 1, 1998. Except as described above, there are no outstanding options, warrants, shares of capital stock or debentures, rights or subscriptions which are exercisable or convertible into shares of Common Stock of Tadeo, or otherwise entitling the holders to purchase shares of Tadeo Common Stock.

            4.6   Tadeo Common Stock.  When issued and  delivered  pursuant to
                  ------------------
Section 2.3 above all of the Tadeo Securities shall have been duly authorized and validly issued, and shall be fully paid and non-assessable, and shall be free of any pre-emptive rights or other limitations.

            4.7   Investment.   Tadeo  will  be  acquiring  ownership  of  the
                  ----------
outstanding capital stock of the Surviving Corporation for its own account, for investment purposes only, and not with a view to the resale or distribution thereof.

            4.8   Business of Mergerco.  Mergerco  has been formed  solely for
                  --------------------
the purposes of consummating the transactions contemplated by this Merger Agreement, has not conducted and will not conduct any independent business operations until the Closing Date of the Merger, and at the Closing Date will have no liabilities (or obligations to assume any liabilities), except those acquired from the Company.

            4.9   Disclosure  and  Duty  of  Inquiry.   The  Company  and  the
                  ----------------------------------
Principal Stockholders are not and will not be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by Mergerco and Tadeo in this Agreement.


            4.10  No Breach of Statute, Decree or Other Instrument.
                  ------------------------------------------------

                  Neither the execution and delivery of this Agreement by Tadeo or Mergerco, nor the performance of or compliance with the terms and provisions of this Agreement on the part of Tadeo or Mergerco, will violate or conflict with any term of the Articles of Incorporation or By-Laws of the Tadeo or Mergerco or any statute, law, rule or regulation of any governmental authority affecting the existing business of Tadeo or Mergerco, or will at the Closing Date conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any judgment, order, award, injunction, decree, contract, lease, agreement, indenture or other instrument to which Tadeo or Mergerco is a party or by which Tadeo or Mergerco is bound. No consent, authorization or approval of or filing with any governmental authority or agency, or any third party, will be required on the part of Tadeo or Mergerco in connection with the consummation of the transactions contemplated hereby; and (iii) neither Tadeo nor Mergerco will be required, whether by law, regulation or administrative practice, to reapply for or refile to obtain any of the licenses, permits or other authorizations presently held by Tadeo or Mergerco and required for the operation of its business as conducted on the date hereof.

            4.11  Disclosure  Documents.  Tadeo has  delivered  to the  Company
                  ---------------------
and the Principal Stockholders Tadeo's Annual Report on Form 10-K for the year ended June 30, 1997, and all other reports filed by Tadeo with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since June 30, 1997 (including the Tadeo Reports on Form 10-K and Form 10-K/A for the fiscal year ended June 30, 1998), all of which reports are in proper form and are in compliance with Commission rules and regulations, and none of which contain material misstatements of material facts or omit such information as would be necessary to make the information contained therein not materially misleading (except as otherwise corrected by a subsequent filing delivered to the Company and the Principal Stockholders).

      5.  THE COMPANY'S OBLIGATIONS BEFORE THE CLOSING DATE.
          -------------------------------------------------

          The Company covenants and agrees that, from the date hereof until the Closing Date:

            5.1   Access to  Information.  The Company  shall permit Tadeo and
                  ----------------------
its counsel, accountants and other representatives, upon reasonable advance notice to the Company, during normal business hours and without undue disruption of the business of the Company, to have reasonable access to all properties, books, accounts, records, contracts, documents and information relating to the Company. Tadeo and its representatives shall also be permitted to freely consult with the Company's counsel concerning the business of the Company.

            5.2   Maintenance  of  Insurance.  The Company  shall  continue to
                  --------------------------
carry its existing insurance, to the extent obtainable upon reasonable terms.

            5.3   Corporate  Matters.  The  Company  shall  not,  without  the
                  ------------------
prior written consent of Tadeo:

                  (a) amend its Articles of Incorporation or By-Laws;

                  (b) issue any shares of the Company's capital stock;

                  (c) except as contemplated  pursuant to Section 2.3 above,
issue  or  create   any   warrants,   obligations,   subscriptions,   options,
convertible securities or other commitments under which any additional shares of the Company's capital stock might be directly or indirectly issued;

                  (d) amend,   cancel  or  modify  any   existing   Material
Contract or enter into any new agreement, commitment or transaction, whether or not such revision is material;

                  (e) pay, grant or authorize any salary increases or bonuses or enter into any employment, consulting or management agreements;

                  (f) modify any agreement other than a material contract to which the Company is a party or by which it may be bound, or modify any payment terms with any creditor, other than in the ordinary course of business;

                  (g) make any change in the Company's management personnel;

                  (h) except pursuant to commitments in effect on the date hereof (to the extent disclosed in this Agreement or in any Schedule hereto), make any capital expenditure(s) or commitment(s), whether by means of purchase, lease or otherwise, or any operating lease commitment(s), in excess of $5,000 in the aggregate;

                  (i) sell, assign or dispose of any capital asset(s) with a net book value in excess of $5,000 as to any one item;

                  (j) change its method of collection of accounts or notes receivable, accelerate or slow its payment of accounts payable, or prepay any of its obligations or liabilities, other than prepayments to take advantage of trade discounts not otherwise inconsistent with or in excess of historical prepayment practices;

                  (k) declare, pay, set aside or make any dividend(s) or other distribution(s) of cash or other property, or redeem any outstanding shares of the Company's capital stock;

                  (l) incur any liability or indebtedness in excess of $5,000 as to any one item or $25,000 in the aggregate;

                  (m) voluntarily subject any of the assets or properties of the Company to any further liens or encumbrances;

                  (n) forgive any liability or indebtedness owed to the Company by any of its stockholders or any of their respective Affiliates; or

                  (o) agree to do, or take any action in furtherance of, any of the foregoing.

      6.  ADDITIONAL AGREEMENTS OF THE PARTIES.
          ------------------------------------

            6.1   Confidentiality.  Notwithstanding  anything to the  contrary
                  ---------------
contained in this Agreement, and subject only to any disclosure requirements which may be imposed upon Mergerco or Tadeo under applicable state or federal securities or antitrust laws, as to which the Company shall be given reasonable advance notice, it is expressly understood and agreed by Mergerco and Tadeo that (i) this Agreement, the Schedules hereto, and the conversations, negotiations and transactions relating hereto and/or contemplated hereby, and (ii) all financial information, business records and other non-public information concerning the Company which Mergerco, Tadeo or their representatives has received or may hereafter receive, shall be maintained in the strictest confidence by Mergerco, Tadeo and their representatives, and shall not be disclosed to any person that is not associated or affiliated with Mergerco or Tadeo and involved in the transactions contemplated hereby or used for any purpose other than the transaction contemplated hereby, without the prior written approval of the Company. The parties hereto shall use their best efforts to avoid disclosure of any of the foregoing or undue disruption of any of the business operations or personnel of the Company. In the event that the transactions contemplated hereby shall not be consummated for any reason, Mergerco and Tadeo covenant and agree that neither they nor their representatives shall retain any computer files and other electronic media, documents, lists or other writings of the Company which they may have received or obtained in connection herewith or any documents incorporating any of the information contained in any of the same (all of which, and all copies thereof in the possession or control of Mergerco, Tadeo or their representatives, shall be returned to the Company).

            6.2   Exclusivity.  From the date hereof  through any  termination
                  -----------
of this Agreement by the Company in accordance with Section 10 below, the Company shall not (and shall not permit authorize or approve any of its stockholders, officers or affiliates to) negotiate with or enter into any other commitments, agreements or understandings with any person, firm or corporation (other than Tadeo and its Affiliates) in respect of any sale of capital stock or assets of the Company, any merger, consolidation or corporate reorganization, or any other such transaction relating to the Company or any portion of its business.

            6.3   Non-Competition,  Confidentiality and Intellectual Property
                  -----------------------------------------------------------
Agreement;  Employment Agreement.  On the Closing Date, those key employees of
--------------------------------
the  Company who are listed on  Schedule  6.3  annexed  hereto and made a part
                                -------------
hereof, shall execute and deliver to Tadeo and the Surviving Corporation a non-competition, confidentiality and intellectual property agreement in substantially the form of Exhibit B-1 annexed hereto (the "Non-Competition
                           ------------

Agreement"), and Rubin shall execute and deliver to Tadeo and the Surviving Corporation a confidentiality agreement in substantially the form of Exhibit
                                                                      -------
B-2 annexed  hereto (the  "Confidentiality  Agreement").  On the Closing Date,
---
the Surviving Corporation, Tadeo and Kalpaxis shall execute and deliver to Tadeo an employment agreement in substantially the form of Exhibit C annexed
                                                             ---------
hereto (the "Employment Agreement").

            6.4   [Intentionally Left Blank.]

            6.5   Additional  Agreements  and  Instruments.  On or before  the
                 ----------------------------------------
Closing Date, the Company, Mergerco and Tadeo shall execute, deliver and file the Certificate of Merger and all exhibits, agreements, certificates, instruments and other documents, not inconsistent with the provisions of this Agreement, which, in the opinion of counsel to the parties hereto, shall reasonably be required to be executed, delivered and filed in order to consummate the Merger and the other transactions contemplated by this Agreement.

            6.6   Non-Interference.  Neither Mergerco,  Tadeo, the Company nor
                  ----------------
the Principal Stockholders shall cause to occur any act, event or condition which would cause any of their respective representations and warranties made in this Agreement to be or become untrue or incorrect in any material respect as of the Closing Date, or would interfere with, frustrate or render unreasonably expensive the satisfaction by the other party or parties of any of the conditions precedent set forth in Sections 7 and 8 below.

            6.7   Corporate Structure of the Surviving Corporation.
                  ------------------------------------------------

                        (i) The  Surviving  Corporation.  Under the terms of
                            ---------------------------
the Employment Agreement, Alexander Kalpaxis shall be Chairman and Chief Executive Officer of the Surviving Corporation. A full-time Chief Operating Officer and a full time Chief Financial Officer of the Surviving Corporation will be recruited by Tadeo and shall be hired upon such terms and conditions as shall be determined by Tadeo and the Board of Directors of the Surviving Corporation, and which first such candidate(s) that accept(s) being reasonably acceptable to Kalpaxis. On an interim basis, Michael Niles will serve as Chief Financial Officer of the Surviving Corporation. The Chief Operating Officer and Chief Financial Officer of the Surviving Corporation may hold the same positions at Tadeo. The Board of Directors of the Surviving Corporation shall initially consist of Alexander Kalpaxis, James Linesch, and Damon Testaverde. Tadeo shall, at all times, designate a majority of the Board of Directors of the Company, but senior executive officers of the Surviving Corporation shall at all times be at least one of the members of such Board of Directors.

                        (ii)     Tadeo.  Following  the Closing,  under the
                                 -----
terms of the Employment Agreement, Kalpaxis shall be elected to serve as Executive Vice President and Chief of Engineering and Technology of Tadeo. Immediately following the Closing, Tadeo will commence a search for a Chief Financial Officer of Tadeo ("CFO"), which person(s) may also serve as the Chief Operating Officer of Tadeo ("COO"), who may also serve as the CFO and COO of the Surviving Corporation. Following selection of a CFO and a COO, and when the results of Tadeo's operations, in the judgment of Tadeo's Board of Directors, both warrant and will permit Tadeo to attract the caliber of person that the Tadeo Board of Directors deems desirable to refill the position of President and Chief Executive Officer of Tadeo (the "CEO"), Tadeo will commence a search for a new CEO; provided, the person(s) selected for the CFO, COO and CEO positions all
      --------
shall have experience in the computer software industry and in public companies, with the new person selected for the CEO position being highly regarded in the computer software industry. The first persons selected, who accept the positions of CFO, COO and CEO, will be reasonably acceptable to both the Board of Directors of Tadeo and to Kalpaxis. Following the Closing, Kalpaxis shall be appointed to the Board of Directors of Tadeo, and one additional person who has a background in the computer software industry shall be appointed to the Board of Directors of Tadeo, which person shall be reasonably acceptable to Kalpaxis.

            6.8   Employee Cash Bonuses.  In connection with their  employment
                  ---------------------
by the Surviving Corporation, Tadeo shall provide to those employees of the Surviving Corporation such dollar amounts, up to an aggregate $150,000, as are set forth on Schedule 6.8 as cash bonuses in consideration for their
                  -------------
continuing employment by the Surviving Corporation and their execution of the Non-Competition Agreement.

      7.    CONDITIONS PRECEDENT TO MERGERCO AND
            ------------------------------------
TADEO'S PERFORMANCES.
--------------------

            In addition  to the  fulfillment  of the  parties'  agreements  in
Section 6 above, the obligations of Mergerco to consummate the Merger and of Mergerco and Tadeo to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Closing Date, of all the following conditions, any one or more of which may be waived in writing by Mergerco and Tadeo:

            7.1   Accuracy   of    Representations    and   Warranties.    All
                  ----------------------------------------------------
representations and warranties made by the Company and/or the Principal Stockholders in this Agreement, in any Schedule(s) hereto, and/or in any written statement delivered to Mergerco or Tadeo under this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

            7.2   Performance.  The  Company  and the  Principal  Stockholders
                  -----------
shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them on or before the Closing Date.

            7.3   Certification.  Mergerco  and Tadeo  shall  have  received a
                  -------------
certificate, dated the Closing Date, signed by the Principal Stockholders, certifying, in such detail as Mergerco and Tadeo and their counsel may reasonably request, that, the conditions specified in Sections 7.1, 7.2 and
7.8 above and below have been fulfilled.

            7.4   Resolutions.   Mergerco   and  Tadeo  shall  have   received
                  -----------
certified resolutions of the Board of Directors and the stockholders of the Company, in form reasonably satisfactory to counsel for Mergerco, authorizing the Company's execution, delivery and performance of this

Agreement and the Merger, and all actions to be taken by the Company hereunder, and shall have received certified copies of the Certificate of Incorporation as amended, and By-laws of the Company.

            7.5   Termination  of  Employment  Agreements.  The Company  shall
                  ---------------------------------------
have delivered to Mergerco evidence, reasonably satisfactory to Mergerco, of the termination and cancellation of any existing employment agreements between the Company and Kalpaxis or any other employees of the Company on or prior to the Closing Date.

            7.6   Absence of Litigation.  No action,  suit or proceeding by or
                  ---------------------
before any court or any governmental body or authority, against the Company or pertaining to the transactions contemplated by this Agreement or their consummation, shall have been instituted on or before the Closing Date, which action, suit or proceeding would, if determined adversely, have a material adverse effect on the Company, its business or any material portion of its assets, or impair the ability of any of the stockholders of the Company to deliver in the Merger all of his/her or its Stock free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever (except any restrictions which may be created by operation of state or federal securities laws).

            7.7   Consents.  All necessary  disclosures  to and agreements and
                  --------
consents of (a) any parties to any Material Contracts and/or any licensing authorities which are material to the Company's business, and (b) any governmental authorities or agencies to the extent required in connection with the transactions contemplated by this Agreement, shall have been obtained in such form as is reasonably satisfactory to counsel to Tadeo, and true and complete copies thereof delivered to Tadeo and Mergerco, including but not limited to, a waiver of outstanding defaults under obligations of the Company to Robert M. Rubin and Galaxy..

            7.8   Settlement  of Accounts.  All debts,  liabilities  and other
                  -----------------------
monetary obligations (if any) owed to the Company by any of the Principal Stockholders of the Company and/or any of their respective Affiliates shall have been fully paid to the Company, such that no such debts, liabilities or obligations shall be outstanding on the Closing Date, except the Promissory Notes of the Company made in favor of Kalpaxis and Arion Kalpaxis, copies of which are annexed hereto as Exhibits D-1 and D-2.
                            --------------------

            7.9   Condition  of Property.  Between the date of this  Agreement
                  ----------------------
and the Closing Date, assets of the Company having an aggregate fair market value of $10,000 or more shall not have been lost, destroyed or irreparably damaged by fire, flood, explosion, theft or any other cause, if not fully covered by insurance.

            7.10   No  Material  Adverse  Change.  On the  Closing  Date,
                   -----------------------------
there shall not have occurred any event or condition (including, without limitation, third party claims) not disclosed on Schedules to this Agreement which, in the reasonable opinion of Tadeo and its counsel, would materially and adversely affecting the value of the technologies, software and other assets owned or used by the Company.

            7.11  Execution  and Delivery of Exhibits.  On or before the
                  -----------------------------------
Closing Date: (a) the Company shall have executed and delivered to Mergerco the Certificate of Merger; (b) each of the Principal Stockholders shall have executed and delivered to all other parties thereto the Confidentiality Agreement (to which it is a party), the Subscription Agreement substantially in the form annexed hereto as Exhibit E (as hereinafter defined) and the
                                 ---------
Stockholder  Agreement  substantially in the form annexed hereto as Exhibit F;
                                                                    ---------
and (c) Kalpaxis shall have executed and delivered the Employment Agreement.

            7.12  Company   Shareholders'    Approval.   The   requisite
                  -----------------------------------
percentage of holders of all shares of capital stock of the Company entitled to vote shall have, in their capacities as shareholders of the Company, approved or ratified this Agreement, the consummation of the Merger and all other transactions contemplated by this Agreement, all in accordance with the applicable provisions of New York Law, and on or prior to the Closing Date each of the Principal Stockholders shall execute and deliver on or prior to the Closing Date the Subscription Agreement (the "Subscription Agreement").

            7.13  Dissenters'  Rights.  On or before the  Closing  Date,
                  -------------------
no holders of the outstanding capital stock of the Company shall have timely elected to exercise their dissenters' rights pursuant to the applicable provisions of New York Law.

            7.14  Proceedings   and   Instruments   Satisfactory.    All
                  ----------------------------------------------
proceedings, corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to Mergerco, Tadeo and their counsel. The Company shall have submitted to Tadeo or its representatives for examination the originals or true and correct copies of all records and documents relating to the business and affairs of the Company which Tadeo may have requested in connection with said transactions.

            7.15  Due   Diligence.   Mergerco   and   Tadeo   shall   be
                  ---------------
satisfied, in their sole discretion, with the results of their due diligence investigation of the Company and its business including, but not limited to, investigation of its technologies (both proprietary and those licensed from third parties), its existing computer software products currently marketed and its proposed computer software products, and the marketability and size of the markets for all such products.

            7.16  Opinion of Counsel.  Mergerco and Tadeo shall  receive
                  ------------------
opinions of counsel from counsel to the Company and counsel to the Principal Stockholders, which counsel shall be reasonably satisfactory to Mergerco and Tadeo, substantially in such form as set forth on Exhibit G annexed hereto.
                                                  ---------

            7.17  Evidence of  Compliance  with  Section  3.27.  Each of
                  --------------------------------------------
Mergerco and Tadeo shall receive evidence satisfactory to it and its counsel that none of (i) the Company, (ii) any individual Principal Stockholder,
(iii) the Principal Stockholders taken together, or (iv) the Company and the Principal Stockholders, taken together, either individually or in the aggregate own of record or beneficially (as determined in accordance with the definitions provided under
                                     - 22 -

Regulation 13d-3 promulgated under the Exchange Act) an amount equal to or greater than the Percentage of the outstanding Common Stock of Tadeo on the date of this Agreement and on the Closing Date.


      8.    CONDITIONS PRECEDENT TO THE COMPANY AND THE
            PRINCIPAL STOCKHOLDERS' PERFORMANCES.
            -------------------------------------------

            In addition  to the  fulfillment  of the  parties'  agreements  in
Section 6 above, the obligations of the Company to consummate the Merger and of the Principal Stockholders to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by the Company and the Principal Stockholders:

            8.1   Accuracy   of    Representations    and   Warranties.    All
                  ----------------------------------------------------
representations and warranties made by Mergerco and Tadeo in this Agreement and/or in any written statement delivered by Mergerco or Tadeo under this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

            8.2   Performance.   Mergerco  and  Tadeo  shall  have  performed,
                  -----------
satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Mergerco and Tadeo on or before the Closing Date.

            8.3   Certification.  The Principal  Stockholders  and the Company
                  -------------
shall have received a certificate, dated the Closing Date, signed by Mergerco and Tadeo, certifying, in such detail as the Principal Stockholders and his counsel may reasonably request, that the conditions specified in Sections 8.1 and 8.2 above have been fulfilled.

            8.4   Resolutions.  The  Principal  Stockholders  and the  Company
                  -----------
shall have received certified resolutions of the Board of Directors and sole stockholder of Mergerco and of the Board of Directors of Tadeo, in form reasonably satisfactory to counsel for the Principal Stockholders and the Company, authorizing the Merger and Mergerco and Tadeo's execution, delivery and performance of this Agreement and all actions to be taken by Mergerco and Tadeo hereunder, and shall have received certified copies of the Certificate of Incorporation, as amended, and By-laws of each of Tadeo and Mergerco.

            8.5   Approval  of  Company  Stockholders.   The  holders  of  the
                  -----------------------------------
requisite percentage of the outstanding shares of capital stock of the Company entitled to vote shall have approved, adopted and ratified this Agreement and the transactions contemplated hereby.

            8.6   Execution  and  Delivery of  Exhibits.  Mergerco  shall have
                  -------------------------------------
executed and delivered to the Company the Certificate of Merger, and Tadeo and/or the Surviving Corporation (as applicable) shall have executed and delivered to each of the Principal Stockholders duly executed counterparts of the Non-Competition Agreement, the Confidentiality Agreement, the Subscription Agreement, the Stockholder Agreement and the Employment Agreement.

            8.7   Delivery of Merger  Consideration.  Tadeo and Mergerco shall
                  ---------------------------------
have delivered to the Principal Stockholders stock certificates evidencing the Tadeo Securities, in amounts representing their allocable shares of the Merger Consideration described in Section 2 of this Agreement.

            8.8   Proceedings  and Instruments  Satisfactory.  All proceedings
                  ------------------------------------------
to be taken in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to the Company, the Principal Stockholders and their respective counsel.

            8.9   Opinion  of  Counsel.   The   Company   and  the   Principal
                  --------------------
Stockholders shall receive an opinion of counsel from counsel to Mergerco and Tadeo substantially in such form as set forth on Exhibit H annexed hereto.
                                                 ---------
      9.  CLOSING.
          -------
            9.1   Place and Date of Closing.  Unless this  Agreement  shall be
                  -------------------------
terminated pursuant to Section 10 below, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place in New York, New York at the offices of Nixon Hargrave, counsel to Mergerco and Tadeo, located at 437 Madison Avenue, 24th Floor, New York, New York 10022, or such other location as is agreed to between the parties, at 9:30 a.m. local time on a date which shall be not more than five business days following notice by Tadeo that it is ready to close (the "Closing Date"); provided, that in no
                                                         --------
event shall such Closing Date, the Closing and consummation of the Merger, occur later than October 31, 1998, unless approved in writing by Tadeo and Mergerco. The effectiveness of the Merger shall occur on the Closing Date simultaneous with the Closing.

            9.2   Actions at Closing.  On the Closing Date,  simultaneous with
                  ------------------
the Closing, Mergerco and the Company shall file or cause to be filed the Certificate of Merger with the Secretary of State of New York. At such Closing, there shall be made, by all necessary and appropriate persons, all payments and deliveries stated in this Agreement to be made at the Closing and/or on or prior to the Closing Date.

      10.      TERMINATION OF AGREEMENT.
               ------------------------

            10.1  General.  This  Agreement  may be  terminated  and the
                  -------
transactions  contemplated  hereby may be  abandoned  at any time prior to the
Closing: (a) by the mutual written consent of the Company, the Principal Stockholders, Mergerco and Tadeo; (b) by Mergerco and Tadeo, on one hand, or by the Company and the Principal Stockholders, on the other hand, if: (i) a material breach shall exist with respect to the written representations and warranties made by the other party or parties, as the case may be, (ii) the other party or parties, as the case may be, shall take any action prohibited by this Agreement, if such actions shall or may have a material adverse effect on the Company and/or the transactions contemplated hereby, (iii) the other party or parties, as the case may be, shall not have furnished, upon reasonable notice therefor, such certificates and documents required in connection with the transactions contemplated hereby and matters incidental thereto as it or they shall have agreed to furnish, and it is reasonably unlikely that the other party or parties will be able to furnish such item(s) prior to the Outside Closing Date specified below, or (iv) any consent of any third party to the transactions contemplated hereby (whether or not the necessity of which is disclosed herein or in any Schedule hereto) is reasonably necessary to prevent a default under any outstanding material obligation of Mergerco or Tadeo, on one hand, and the Principal Stockholders or the Company, on the other hand, and such consent is not obtainable without material cost or penalty (unless the party or parties not seeking to terminate this Agreement agrees or agree to pay such cost or penalty); or (c) by Mergerco and Tadeo, at any time on or after September 15, 1998 (the "Outside Closing Date"), if the transactions contemplated hereby shall not have been consummated prior thereto, and the party directing termination shall not then be in breach or default of any obligations imposed upon such party by this Agreement.

            10.2        Notice of Termination.
                        ---------------------

                  In the event of termination of this Agreement pursuant to this Section 11, prompt written notice shall be given by the terminating party or parties to the other party or parties.

      11.      INDEMNIFICATION.
               ---------------

            11.1  General.
                  -------

                  (a) By  the  Company  and  the   Principal   Stockholders.
                      -----------------------------------------------------
Without prejudice to any rights of contribution as between the Principal Stockholders and any other stockholder(s) of the Company, from and after the Closing Date: (i) the Company and Kalpaxis shall jointly and severally; and
(ii) the other Principal Stockholders, to the extent set forth in Section 3 of this Agreement, defend, indemnify and hold harmless the Surviving Corporation and Tadeo from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that the Surviving Corporation or Tadeo (collectively, the "Tadeo Group") may incur, sustain or suffer ("Losses") as a result of any breach of, or failure by the Company or such Principal Stockholder(s) to perform, any of the representations, warranties, covenants or agreements of the Company or such Principal Stockholder(s) contained in this Agreement or in any Exhibit or any Schedule(s) furnished by or on behalf of the Company or such Principal Stockholder(s) under this Agreement.

                  (b) By the Tadeo Group.  From and after the Closing  Date,
                      ------------------
the Tadeo Group shall jointly and severally indemnify, defend and hold harmless the Principal Stockholders and each other shareholder of the Company from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that such person may incur, sustain or suffer as a result of any breach of, or failure by Mergerco or Tadeo to perform, any of the representations, warranties, covenants or agreements of Mergerco or Tadeo contained in this Agreement.

            11.2  Limitations on Certain Indemnities.
                  ----------------------------------

                  (a) The Basket.  Notwithstanding  any other  provision  of
                      ----------
this Agreement to the contrary, except for Losses arising out of claims for breach of any of the warranties made under Sections 3.1, 3.2, 3.4, 3.8, 3.11, 3.15, 3.16 and/or 3.22 above, neither the Company nor any Principal Stockholder shall be liable to the Tadeo Group with respect to Losses unless and until the aggregate amount of all Losses incurred by the Surviving Corporation or Tadeo shall exceed the sum of $60,000 (the "Basket"). The applicable Principal Stockholder(s) shall thereafter be liable for all Losses in excess of the Basket.

            11.3  Limitation on Indemnity.
                  -----------------------

                  (a) Time   Limitation   on   Indemnity   for  Breach  of
                      -----------------------------------------------------
Representation   and   Warranty.   The  Tadeo   Group  shall  be  entitled  to
-------------------------------
indemnification by a Principal Stockholder and/or the Company for Losses relating to: (i) breach of any representation or warranty hereunder only in respect of claims for which notice of claim shall have been given to the Principal Stockholder on or before the second anniversary of the Closing
Date, or (ii) with respect to Losses relating to a breach of any representations or warranties under Section 3.8 above, the expiration of the final statute of limitations for those tax returns covered by the warranties under Section 3.8 above; provided, however, that there shall be no time limitation on the Tadeo Group's right to indemnification in respect of any violation of any covenant or agreement on the part of such Principal Stockholder contained in any Exhibit hereto, including the Subscription Agreement, the Affiliate Letter, the Non-Competition Agreement, the Proxy or the Employment Agreement.

                  (b) Prejudice  of  Rights  to  Defend.  No  member  of the
                      ---------------------------------
Tadeo Group shall be entitled to indemnification in the event that the subject claim for indemnification relates to a third-party claim and the Tadeo Group delayed giving notice thereof to the Company and/or the Principal Stockholder to such an extent as to cause material prejudice to the defense of such third-party claim.

            11.4  Claims for  Indemnity.   Whenever  a  claim   shall  arise
                  ---------------------
for which any party shall be entitled to indemnification hereunder, the indemnified party shall notify the indemnifying party in writing within sixty
(60) days of the indemnified party's first receipt of notice of, or the indemnified party's obtaining actual knowledge of, such claim, and in any event within such shorter period as may be necessary for the indemnifying party or parties to take appropriate action to resist such claim. Such notice shall specify all facts known to the indemnified party giving rise to such indemnity rights and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If the indemnifying party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same or may agree to submit the same to arbitration or, if unable or unwilling to do any of the foregoing, such dispute shall be
settled  by  appropriate   litigation,   and  any  rights  of  indemnification
established  by  reason  of  such  settlement,   compromise,   arbitration  or
litigation
shall promptly thereafter be paid and satisfied by those indemnifying parties obligated to make indemnification hereunder.


            11.5  Right  to  Defend.   If  the  facts  giving  rise to  any
                  -----------------
claim for indemnification shall involve any actual or threatened action or demand by any third party against the indemnified party or any of its Affiliates, the indemnifying party or parties shall be entitled (without prejudice to the indemnified party's right to participate at its own expense through counsel of its own choosing), at their expense and through a single counsel of their own choosing, to defend or prosecute such claim in the name of the indemnifying party or parties, or any of them, or if necessary, in the name of the indemnified party. In any event, the indemnified party shall give the indemnifying party advance written notice of any proposed compromise or settlement of any such claim. If the remedy sought in any such action or demand is solely money damages, the indemnifying party shall have fifteen
(15) days after receipt of such notice of settlement to object to the proposed compromise or settlement, and if it does so object, the indemnifying party shall be required to undertake, conduct and control, though counsel of its own choosing and at its sole expense, the settlement or defense thereof, and the indemnified party shall cooperate with the indemnifying party in connection therewith; if the remedy sought is other than one for solely money damages, the indemnifying party shall not resolve such claim on behalf of itself and the indemnified party over the reasonable objection of the indemnified party.

      12.      COSTS.
               -----

            12.1  Finder's  or  Broker's  Fees.   Except  as  set  forth
                  ----------------------------
herein, each of Mergerco and Tadeo (on the one hand) and the Company and the Principal Stockholders (on the other hand) represents and warrants that neither they nor any of their respective Affiliates have dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

            12.2  Expenses.   Mergerco,   Tadeo,  the  Company  and  the
                  --------
Principal Stockholders shall each pay all of their own respective costs and expenses incurred or to be incurred by them, respectively, in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement. Notwithstanding the foregoing, it is agreed by and among the parties hereto that a maximum of $30,000 shall be paid by Tadeo for the legal fees and disbursements of the Company and the Principal Stockholders incurred in connection with the negotiation, preparation and investigation of this Agreement and the other Exhibits, documents and schedules as are prepared and delivered in connection with the consummation of the transactions contemplated by this Agreement, to Messrs. Sweeney Lev and Blinkoff LLP, counsel to the Company and the Principal Stockholders, with any fees and disbursements of such legal counsel in addition to such amounts in the aggregate to be borne solely by persons or entities other than Tadeo or the Company; provided, that if the Company or any of the Principal Stockholders elect not to consummate the Merger for any reason other than
Tadeo's: (i) termination of good faith negotiations or other refusal to proceed to close the Merger based on other than the results of Tadeo's due diligence investigation, (ii) failure to execute agreements substantially  in accordance with the business and other terms contained in this
Agreement,   without   being  based  upon  the  results  of  its  due  diligence
investigation, or (iii) failure or refusal to comply with its contractual obligations, covenants and agreements to be performed as conditions of the
Company  and  the  Principal   Stockholders  to  closing  of  the   transactions
contemplated by this Agreement, without being based upon the results of its due diligence investigation, then Tadeo shall not be obligated to pay any of such fees or expenses of counsel to the Company and the Principal Stockholders.

      13.   FORM OF AGREEMENT.
            -----------------

            13.1  Effect  of  Headings.  The  Section  headings  used in
                  --------------------
this Agreement and the titles of the Schedules hereto are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof or of the information set forth in such Schedules.

            13.2  Entire Agreement;  Waivers. This Agreement constitutes
                  --------------------------
the entire agreement between the parties pertaining to the subject matter hereof, and supersedes all prior agreements or understandings as to such subject matter. No party hereto has made any representation or warranty or given any covenant to the other except as set forth in this Agreement and the Schedules and Exhibits hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

            13.3  Counterparts.   This   Agreement   may   be   executed
                  ------------
simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            13.4  Confidentiality.  Tadeo,  the  Company and each of the
                  ---------------
Principal Stockholders agree and acknowledge that in connection with Tadeo's due diligence investigation of the Company, and the further negotiations to be conducted between the parties regarding the terms of the proposed Merger, each of the parties will receive confidential information of the other party. Tadeo, each of the Principal Stockholders and the Company do hereby agree to maintain, and to cause their representatives to maintain, such information as confidential; and except as may be necessary to protect the legal rights of a party in litigation if the proposed Merger is not consummated, each party shall not divulge the confidential information of the other party. In the event that the Merger is not consummated, each of the parties agrees to return to the other party all confidential information of the other party then in the receiving party's possession. The obligation of confidentiality created herein shall not apply to information which was known to a party prior to its disclosure hereunder, or which is, or falls into the public domain (provided such did not fall into the public domain through the unauthorized acts of a receiving party), or which a party is required to disclose by law.

            14.   PARTIES.
                  -------

            14.1  Parties  in  Interest.   Nothing  in  this  Agreement,
                  ---------------------
whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

            14.2  Notices.  All  notices,  requests,  demands  and other
                  -------
communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

                  (a)   If to the Company and to Kalpaxis:

                        Astratek, Inc.
                        5 Hanover Square
                        New York, NY  10004
                        Attention: Alexander Kalpaxis

                  (b)   If to Rubin and the Trust:

                        c/o Robert M. Rubin
                        6060 Kings Gate Circle
                        Del Ray Beach, Florida  33484

                        with a copy sent concurrently to:

                        Sweeney Lev and Blinkoff LLP
                        708 Third Avenue
                        New York, New York 10022
                        Attn:  Sharon Blinkoff

                  (c) If to Mergerco, the Surviving Corporation or Tadeo:

                        Tadeo Holdings, Inc.
                        42705 Grand River Avenue - Suite 20
                        Novi, Michigan 48375

                        Attention: Brian Bookmeier, President
                        with a copy sent concurrently to:

                        Nixon, Hargrave, Devans & Doyle llp
                        437 Madison Avenue,
                        New York, New York 10022
                        Attention:  Peter W. Rothberg, Esq.

or to such other address as any party shall have specified by notice in writing given to all other parties.

      15.   MISCELLANEOUS.
            -------------

            15.1  Amendments   and   Modifications.   No   amendment  or
                  --------------------------------
modification of this Agreement or any Exhibit or Schedule hereto shall be valid unless made in writing and signed by the party to be charged therewith.

            15.2  Non-Assignability;   Binding   Effect.   Neither  this
                  -----------------
Agreement, nor any of the rights or obligations of the parties hereunder, shall be assignable by any party hereto without the prior written consent of all other parties hereto. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

            15.3  Governing Law;  Jurisdiction.  This Agreement shall be
                  ----------------------------
construed  and   interpreted   and  the  rights  granted  herein  governed  in
accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such state.

            15.4  Definition.  Whenever  in this  Agreement  the  phrase
                  ----------
"to the knowledge of" or "to the best knowledge of" is used, such person shall be held to have made such investigation of the facts and circumstances, including but not limited to communications with relevant employees, consultants or other representatives as a reasonable person, given his/her position with the Company or Tadeo, as applicable, would be expected to make in order to be able to make the representations, warranties or other statements made by such persons in this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth above.

                                    TADEO HOLDINGS, INC.


                                    By:--------------------------
                                       Brian Bookmeier, President


                                    ASTRATEK ACQUISITION CORP.


                                    By:---------------------------
                                       Damon Testaverde, President

                                    ASTRATEK, INC.


                                    By:----------------------------
                                       Alexander Kalpaxis, President


                                    THE PRINCIPAL STOCKHOLDERS:


                                     ------------------------------
                                       Alexander Kalpaxis


                                     -------------------------------
                                       Robert M. Rubin


                                    THE RUBIN FAMILY IRREVOCABLE
                                    STOCK TRUST U/A DATED April 30, 1997


                                    By:----------------------------------
                                                   , Trustee


                                    By:----------------------------------
                                                   , Trustee

                                  EXHIBITS


                  A     -     Certificate of Merger

                  B-1   -     Form of Non-Competition Agreement

                  B-2   -     Form of Confidentiality Agreement

                  C     -     Form of Employment Agreement

                  D-1   -     Promissory Note of Alexander Kalpaxis

                  D-2   -     Promissory Note of Arion Kalpaxis

                  E     -     Form of Subscription Agreement

                  F     -     Form of Stockholder Agreement

                  G     -     Opinion   of  Counsel  to  the
                              Company   and  the   Principal
                              Stockholders

                  H     -     Opinion    of    Counsel    to
                              Mergerco and Tadeo

                                                               Exhibit 2.1

      Exhibits and Schedules to the Agreement and Plan of Merger have been omitted. The following is a list of the omitted Exhibits and Schedules which Tadeo agrees to furnish supplementally to the Commission upon request:

      Exhibits:

      Exhibit A         Certificate of Merger
      Exhibit B-1       Form of Non-Competition Agreement
      Exhibit B-2       Form of Confidentiality Agreement
      Exhibit C         Form of Employment Agreement
      Exhibit D-1       Promissory Note of Alexander Kalpaxis
      Exhibit D-2       Promissory Note of Arion Kalpaxis
      Exhibit E         Form of Subscription Agreement
      Exhibit F         Form of Stockholder Agreement
      Exhibit G         Opinion of Counsel to the Company
                        and the Principal Stockholders
      Exhibit H         Opinion of Counsel to Mergerco and Tadeo

      Schedules:

      Schedule 3.1      Ownership of the Stock
      Schedule 3.4      Capital Structure; Stock Ownership
      Schedule 3.5      Investments
      Schedule 3.6(b)   Financial Information
      Schedule 3.7      Certain Adverse Changes
      Schedule 3.8      Tax Returns and Tax Audits
      Schedule 3.9      Personal Property; Liens
      Schedule 3.10     Real Property
      Schedule 3.12     Inventories
      Schedule 3.13     Insurance Policies
      Schedule 3.15     Contracts and Commitments
      Schedule 3.17     Labor, Benefit and Employment Agreements
      Schedule 3.18     No Breach of Statute, Decree or Other Instrument
      Schedule 3.19     Compliance with Laws
      Schedule 3.20     Litigation
      Schedule 3.21     Patents, Licenses and Trademarks
      Schedule 3.22     Transactions with Affiliates
      Schedule 3.23     Bank Accounts
      Schedule 6.3      Key Employees
      Schedule 6.8      Employee Cash Bonuses

                                                                    EXHIBIT D
                                                                    ---------

                            STOCKHOLDER AGREEMENT

      This Stockholder  Agreement (this  "Agreement"),  entered into this 23rd day of October, 1998, among ALEXANDER KALPAXIS ("Kalpaxis"), ROBERT RUBIN ("Rubin") and THE RUBIN FAMILY IRREVOCABLE STOCK TRUST U/A DATED April 30, 1997 (the "Trust"), TADEO HOLDINGS, INC., a Delaware corporation ("Tadeo"), having its principal offices at 42705 Grand River Avenue - Suite 20, Novi, Michigan 48375, and ASTRATEK ACQUISITION CORP., a New York corporation ("Mergerco"), having its principal executive offices at c/o Nixon, Hargrave, Devans & Doyle llp, 437 Madison Avenue, New York, New York 10022;. Kalpaxis, Rubin and the Trust are hereinafter individually referred to as the "Stockholders."

                             W I T N E S S E T H:

      WHEREAS, Tadeo and Mergerco have entered into that certain Agreement and Plan of Merger, dated October 23, 1998 (the "Merger Agreement") with ASTRATEK, INC., a New York corporation (the "Company"), having its principal offices at 5 Hanover Square, New York, New York 10004; and KALPAXIS, RUBIN and THE TRUST; and

      WHEREAS, as an inducement to cause Tadeo and Mergerco to enter into the Merger Agreement with the Company, Kalpaxis, Rubin and the Trust have agreed to enter into this Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto intending to be bound hereby, it is hereby agreed as follows:

1.  Representations  and  Warranties  of  the  Stockholders.   Each  of  the
    -------------------------------------------------------
Stockholders who has executed this Agreement does hereby severally and individually (and not jointly and severally) represent and warrant to Tadeo and Mergerco, as follows:

            (a) The number of shares of common stock of the Company (the "Stock") owned beneficially by such Stockholder is as set forth on Schedule A annexed hereto. Such Stockholder is the legal and beneficial owner of his or her shares of the Stock, free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever, except any restrictions which may be created by operation of state or federal securities laws.

            (b) The execution, delivery and performance of this Agreement, the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement has been duly and validly authorized by such Stockholder in his or her capacity as a stockholder of the Company, and, with respect to Kalpaxis and Rubin , in his capacity as a member of the Board of Directors of the Company. Such Stockholder has full legal right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and, when executed and delivered by such Stockholder, the Subscription Agreement to be executed by each Stockholder in favor of Tadeo, constitutes and will constitute the legal, valid and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with their respective terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.


2.  Representations  With Respect to the Percentage.  Rubin and the Trust do
    -----------------------------------------------
hereby represent that Rubin and the Trust, along with any affiliates of either, do not have, in the aggregate, record or beneficial ownership of more than 613,798 shares of Tadeo Common Stock (which includes Rubin's ownership of warrants to acquire 100,000 shares of Tadeo Common Stock exercisable at $1.00 per share).

3.  Binding Effect;  Definitions.  This Agreement shall be valid and binding
    ----------------------------
upon each Stockholder executing this Agreement even if all of the persons named as Stockholders herein do not so execute such Agreement. All capitalized terms used herein and not otherwise defined shall have the same definitions as are contained in the Merger Agreement.

    IN  WITNESS  WHEREOF,   each  of  the  undersigned  have  executed  this
Agreement, the date and year first above written.

                                    TADEO HOLDINGS, INC.


                                    By:_____________________________________
                                       Brian Bookmeier, President


                                    ASTRATEK ACQUISITION CORP.


                                    By:_____________________________________
                                       Damon Testaverde, President


                                    THE STOCKHOLDERS:

                                    _______________________________________
                                    ALEXANDER KALPAXIS

                                    _______________________________________
                                    ROBERT M. RUBIN

                                    THE RUBIN FAMILY IRREVOCABLE
                                    STOCK TRUST U/A DATED April 30, 1997

                                    By:_______________________________________
                                                                  , Trustee

                                    By:_______________________________________
                                                                  , Trustee

                                 SCHEDULE A
                                 ----------



                                                  Number of Astratek, Inc.
                 Name                               Common Shares Owned

     Alexander Kalpaxis                                  1,410,350

     Robert M. Rubin                                       261,710

     THE RUBIN FAMILY IRREVOCABLE STOCK                    811,769
        TRUST U/A DATED April 30, 1997